Exhibit 99.1

2U, Inc. to Acquire Trilogy Education, the Leader in Powering University Boot Camps

•                  Adds technical skills-based ‘boot camps’ to 2U’s partner offerings across a variety of technical subjects

•                  Creates comprehensive suite of partner offerings across the career curriculum continuum to make education more accessible for the lifelong learner

•                  Expands 2U’s partner portfolio from 36 to 68 world-class universities while strengthening its existing relationships

•                  Brings together two companies with proven track records of working with top universities, accelerating 2U’s timeline to achieving $1 billion in revenue

Lanham, Md., and New York — April 8, 2019 — 2U, Inc. (Nasdaq: TWOU), a leader in education technology, today announced that it has entered into an agreement to acquire Trilogy Education, a workforce accelerator that prepares adult learners for high-growth careers in the digital economy, for $750 million in cash and stock. Trilogy partners with top universities and leading companies to provide in-person and online skills-based training programs in coding, data analytics, UX/UI, and cybersecurity that bridge regional hiring gaps in more than 50 cities around the globe.

2U is a trusted partner and brand steward to great universities, helping them build, deliver, and support world-class, graduate-level degree programs, professional certificates, and short courses online. Trilogy-powered boot camps are a natural complement to 2U’s existing portfolio of offerings; and 2U’s unparalleled track record of scaling high-quality digital education offerings will help drive Trilogy’s continued growth and online expansion.

A Compelling Strategic Fit

“Trilogy Education has built and scaled an incredible business thanks to Dan and his talented team, and we’re thrilled to have them join 2U. Their business is a natural strategic fit and growth driver for 2U that will extend our reach across the career curriculum continuum, deepen our relationships with new and existing partners, drive marketing efficiencies, and open a more direct corporate training and enterprise sales channel for the company. We expect the addition of Trilogy to accelerate our path to $1 billion in revenue by one year from 2022 to 2021,” 2U Co-Founder and CEO Christopher “Chip” Paucek said. “Increasingly, universities are attempting to add practical, technical skills to their degrees. We simply future-proof the degree by adding this type of technical competency.”

The acquisition of Trilogy Education will expand 2U’s university portfolio from 36 to 68 partners and deepen relationships across both 2U’s and Trilogy’s partners to make education more accessible for lifelong learners. Adding tech skills-focused boot camps to 2U’s existing portfolio of offerings will increase marketing efficiency and extend the company’s reach across the career curriculum continuum, which, following the acquisition, will include short courses, in-person and online boot camps, professional certificates, and graduate degree programs.

Trilogy will also expand 2U’s domestic footprint to markets in need of highly skilled technical talent. Trilogy’s international programs will bolster 2U’s existing presence in markets like Mexico and Europe and establish 2U’s entry into the Australian and Canadian markets.

The transaction will enhance 2U’s growth trajectory and strengthen its position as a global leader in digital education. With the acquisition of Trilogy Education, 2U will be better positioned to penetrate the high growth segment dedicated to lifelong learning and corporate training, which is estimated to be $366 billion.

Driving Positive Outcomes for Students, Partners, and Communities

2U and Trilogy Education are both trusted partners to universities, helping them deliver life-changing outcomes to students by delivering quality learning experiences and career services support. More than 20,000 working adults from a multitude of backgrounds, educational levels, and cities have enrolled in Trilogy-powered programs inception to date, creating stronger, more resilient regional workforces.

“By joining forces with 2U, Trilogy Education can empower universities to reach more students, in more places, throughout more of their lives, while driving positive economic impact in their local regions,” Trilogy Education CEO and Founder Dan Sommer said. “Trilogy and 2U share a belief that universities are critical to lifelong learning and to meeting the workforce development needs of local economies both domestically and internationally, and we’re proud to further our mission and continue this important work as part of the 2U family.”

In cities across the world, companies are struggling to find the technical talent they need, and workers are struggling to remain relevant. Since its founding in 2015, Trilogy Education has grown rapidly to become the largest university-affiliated player in the skills-based education market, working with over 45 of the world’s leading universities to bridge the digital skills gap and upskill working adults looking to pursue rewarding careers in technology. Trilogy’s dynamic, market-driven curricula, vast network of 1,200 instructors, and cutting-edge learner analytics gives universities the flexibility to fill the escalating demand for tech skills in their local regions. Since early 2018, the number of Trilogy-powered programs has more than doubled from 53 to over 120 programs today. This acquisition will build on Trilogy’s incredible growth and drive its online expansion by leveraging 2U’s expertise at delivering high-quality digital education.

The transaction will also open a significant new enterprise channel for 2U and the opportunity to foster nationwide workforce training partnerships between universities and local employers. Trilogy has helped over 2,000 companies find the technically skilled talent needed to execute their business plans, including Google, Microsoft, and Bank of America. Trilogy recently expanded its enterprise offering with a suite of programs designed to help global enterprise organizations quickly recruit and hire diverse junior technical talent; reskill and upskill incumbent technical teams; and improve the technical fluency of non-technical employees to boost productivity and performance.

Transaction Details

Under the terms of the merger agreement, the $750 million purchase price consists of $400 million in cash and $350 million in newly issued shares of 2U common stock. 2U has secured committed debt financing for a $250 million senior secured term loan facility from Owl Rock Capital, which combined with the company’s cash on hand, will fund the entire cash portion of the purchase price.

The acquisition has been approved by the boards of directors of both 2U and Trilogy Education. It is subject to regulatory approvals and other customary closing conditions and is expected to close in the next 60 days. The transaction is not subject to any shareholder votes.

Trilogy Education’s team members are the foundation of the company’s success to date and 2U expects to retain substantially all current Trilogy employees and enter into new employment agreements with key members of the management team.

Citigroup Global Markets Inc. served as exclusive financial advisor to 2U and Trilogy Education was advised by Morgan Stanley and Co. LLC.

For more information visit: www.2UandTrilogy.com

Transaction Conference Call

2U will be hosting an investor conference call to discuss further details of the acquisition today, Monday April 8, 2019 at 8:30 a.m. ET. To access the live webcast, please visit: https://investor.2u.com/events.  To participate in the conference call by telephone in the U.S., dial 1-877-359-9508, or outside of the U.S., dial 1-224-357-2393.  A recording of the webcast will be posted to the Investor Relations section of the 2U website at http://investor.2u.com.

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is more than just a metaphor, it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been improving lives by powering world-class digital education. As a trusted partner and brand steward of great universities, we build, deliver, and support online graduate programs and certificates for working adults. Our industry-leading short courses, offered by GetSmarter, are designed to equip lifelong learners with in-demand career skills. To learn more, visit 2U.com. #NoBackRow

About Trilogy Education Services, Inc.

Trilogy Education is a workforce accelerator that empowers the world’s leading universities to prepare professionals for high-growth careers in the digital economy. Trilogy’s intensive, skills-based training programs bridge regional talent gaps in coding, data analytics, UX/UI, and cybersecurity in more than 50 cities around the globe. Thousands of working adults have successfully completed Trilogy-powered programs and more than 2,000 companies employ them. Learn more at www.trilogyed.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning 2U, Trilogy, the mergers and other matters. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Examples of forward-looking statements include, among others, statements we make regarding the mergers, future results of the operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, risks related to the mergers, including failure to obtain applicable regulatory approvals in a timely manner or at all, integration risks and failure to achieve the anticipated benefits of the mergers, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; our expectations about the potential benefits of our cloud-based software-as-a-service, or SaaS, technology and technology-enabled services to university clients and students; our dependence on third parties to provide certain technological services or components used in our platform; our ability to meet the anticipated launch dates of our graduate programs and short courses; our expectations about the predictability, visibility and recurring nature of our business model; our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients; our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company; our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets; our ability to continue to acquire prospective students for our graduate programs and short courses; our ability to affect or increase student retention in our graduate programs; our ability to attract, hire and retain qualified employees; our expectations about the scalability of our cloud-based platform; our expectations regarding future expenses in relation to future revenue; potential changes in regulations applicable to us or our university clients; and our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Media Contact

Adora Andy Jenkins, 2U, Inc.

media@2u.com

Glenda Felden, Trilogy Education Services, Inc.

Press@trilogyed.com